UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2006

Moscow CableCom Corp.

(Exact name of registrant as specified in its charter)

Commission file number:  0-1460

Delaware	06-0659863
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 38th Floor	10022
New York, New York 10022	(Zip Code)
(Address of Principal Executive Offices)

(212) 826-8942
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2006, Moscow CableCom Corp. (the "Company") received a Nasdaq Staff Determination indicating that, as a result of the Company’s failure to file its Quarterly Report on  Form 10-Q for the three months ended March 31, 2006 within the required time frame, the Company is no longer in compliance with the qualification requirements  for continued listing as set forth in Nasdaq’s Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from The Nasdaq National Market.

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the Panel will grant the Company’s request for continued listing.  The Company is working diligently to finalize and file its Quarterly Report on Form 10-Q for the three months ended March 31, 2006  as promptly as possible and to regain compliance with Nasdaq’s qualification requirements for continued listing.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

The following is furnished as an Exhibit to this report:

Exhibit No.

Description of Exhibit

99.1

Press Release dated May 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSCOW CABLECOM CORP.
(Registrant)

/s/ Andrew M. O’Shea

Name: Andrew M. O’Shea
Title:  Chief Financial Officer and Secretary

Date:  May 31, 2006

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